Exhibit 99.1

Novatel Wireless Announces Second Quarter 2010 Financial Results

SAN DIEGO, CA — August 3, 2010 — Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of wireless broadband access solutions, today reported financial results for the second quarter ended June 30, 2010.

	2Q 2010		2Q 2009		1Q 2010
Revenues	$71.8M		$84.1M		$72.2M
GAAP Net Income (Loss)	$(22.8M	)	$(0.8M	)	$(3.4M	)
GAAP EPS (Loss)	$(0.73)		$(0.03)		$(0.11)
Non-GAAP Net Income (Loss)	$(4.3M	)	$0.7M		$(2.3M	)
Non-GAAP EPS (Loss)	$(0.14)		$0.02		$(0.07)

“We continue to execute on our business strategies of launching open-software platforms with tier-one operators, migrating our next generation air interfaces with key customers across our entire product portfolio, and securing new customers for our embedded-module business,” said Peter Leparulo, chairman and CEO of Novatel Wireless. “We have new design wins across several OEM platforms, including PCs, netbooks, and various consumer products that will integrate mobility into their devices.

“We are seeing strong demand for our MiFi® product line, and have added new wireless operators and retail outlets that will add to sales in the second half. The MiFi Intelligent Mobile Hotspot is proving to be an ideal complement to mobile devices such as the iPad, laptops, tablets, MP3 players and gaming devices, allowing people to consolidate all their mobile broadband connectivity needs in one economical solution rather than having several subscriptions. We expect this momentum to continue to build as consumers recognize that the MiFi device is a superior connectivity option for new Wi-Fi enabled devices.”

Operating Results

Second quarter revenues exceeded our guidance of $70 million. As compared to the second quarter of 2009, revenue grew 34 percent to $46.4 million in core product lines, which include USB modems and PC cards. MiFi sales increased 85 percent to $25.0 million. However, embedded module sales declined by $35.4 million primarily due to the previously disclosed end of a contract to supply modules to a producer of e-reader devices.

Novatel Wireless Announces Second Quarter 2010 Results	Page 2 of 15

Revenue by Product Category	2Q 2010	2Q 2009	1Q 2010
Core Products	$46.4M	$34.8M	$36.3M
MiFi Products	$25.0M	$13.5M	$33.8M
Embedded Modules	$0.4M	$35.8M	$2.1M

GAAP gross margins of 18.9% and Non-GAAP gross margins of 19.2% were below our expectations due to various factors, including customer mix that reduced average selling prices, expedited freight costs as a result of component shortages, and foreign exchange impacts from Euro-based sales.

GAAP operating expenses were $21.6 million. Non-GAAP operating expenses, which exclude stock-based compensation expense and charges related to M&A activities (see below), were $18.0 million compared to $18.4 million in the second quarter of 2009.

M&A Activities

The merger and acquisition activities that impacted financial results were related to the company’s participation in an insolvency proceeding for the sale of Cinterion Wireless Modules, which has the leading market share in cellular machine-to-machine (M2M) modules. This proceeding was conducted in Germany and Novatel Wireless was notified on May 5 that it was a qualified bidder.

The insolvency administrator required that offers be supported by deposited funds or bank guaranteed funds equal to prices offered. To meet this requirement, Novatel Wireless converted cash and marketable securities, plus proceeds from a bridge financing, into Euros and transferred the funds to an escrow account upon submitting its offer.

The insolvency administrator announced the auction results at a Creditor’s Assembly meeting held on June 28. Since Novatel Wireless was not the highest bidder, the funds in escrow were returned to Novatel Wireless’ investment account and reconverted to U.S. dollars. The bridge loan was then repaid on July 1. The following table summarizes the transaction and financing charges related to this acquisition effort.

Item	Second Quarter		Third Quarter
Legal and other professional fees	($2.0M	)	$0
Bridge-loan fees and interest	($0.7M	)	($2.4M	)
Gain on Euro conversion	$2.9M		$0
Euro-hedging expense	($1.2M	)	$0
Total	($1.0M	)	($2.4M	)

The above amounts have been excluded from non-GAAP results.

Deferred Tax Assets

During the second quarter of 2010, the company recorded a valuation allowance of $15.5 million against the book value of deferred tax assets generated prior to 2010. This resulted in a non-cash charge to earnings of $0.49 per share. This adjustment has been excluded from non-GAAP results.

Novatel Wireless Announces Second Quarter 2010 Results	Page 3 of 15

Recent Business Highlights

•	The MiFi 2372 has been certified by NTT DOCOMO and is now available on the NTT DOCOMO network through Inter Communications, a leading Mobile Virtual Network Operator in Japan.

•

Cellular South, the nation’s largest privately held wireless communications provider, began offering the MiFi 2200 Intelligent Mobile Hotspot. The MiFi 2200 gives customers the ability, for the first time, to create a personal Wi-Fi cloud that can connect up to five Wi-Fi enabled devices to the Internet over Cellular South’s mobile broadband 3G high-speed data network.

•

Novatel Wireless announced the Expedite® LTE embedded module portfolio. This suite of embedded modules provides high-speed LTE connectivity into notebooks, netbooks, tablets and other portable devices. The launch of the Expedite modules will be aligned with chipset availability and wireless carriers’ LTE roll-out.

•

Virgin Mobile announced the addition of the MiFi 2200 as the industry’s first prepaid Intelligent Mobile Hotspot. This allows customers using any Wi-Fi enabled device to connect to 3G prepaid wireless Internet service without an annual contract, monthly subscription or activation fee. As part of this launch, the MiFi 2200 became available June 29 at Best Buy and RadioShack, as well as online at Walmart.com and VirginMobileUSA.com.

•

Pelephone Communications became the first mobile operator in Israel to offer the MiFi Intelligent Mobile Hotspot. Pelephone began making both the MiFi 2372 and the Ovation™ MC998D Wireless Broadband USB Modem available to its customers in June. Both devices operate virtually anywhere in the world with multiple frequency band support for HSPA, UMTS, EDGE, and GPRS providing anytime, anywhere high speed mobile Internet access.

•

Worldcom Technology LLC announced that it will distribute the MiFi 2352 Intelligent Mobile Hotspot through all major retail outlets and channel partners in the Middle East and North Africa, including: United Arab Emirates, Qatar, Kuwait, Bahrain, Saudi Arabia and Egypt.

•

XCom Global, Inc., a leading provider of low-cost wireless data rental services for international travelers, announced that it will distribute the MiFi 2372 Intelligent Mobile Hotspot to American business and leisure travelers who want to stay connected when traveling overseas. XCom Global has established strategic relationships with international carriers in over 130 countries and offers wireless data plans without long-term contracts.

•

Novatel Wireless selected PocketGear as a partner to power the MiFi App Store for the MiFi Intelligent Mobile Hotspot. PocketGear is the world’s largest cross platform, open app store and content marketplace. The MiFi Intelligent Mobile Hotspot provides an unprecedented platform for application deployment, including processing power, abundant storage capacity, and geographical location support.

Third Quarter 2010 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of risks related to our business is included in the reports filed by the company with the Securities and Exchange Commission.

The following summarizes the company’s financial guidance for the third quarter of 2010, which is based on our current business outlook as of the date of this press release.

Novatel Wireless Announces Second Quarter 2010 Results	Page 4 of 15

Third Quarter 2010
Revenues (in millions)	$75 - $80

Gross Margin	20%

GAAP Loss Per Share	$(0.26) - $(0.23)

Adjustments:
Stock-based compensation expense Net M&A-related charges	$0.06 $0.07

Non-GAAP Loss Per Share	$(0.13) - $(0.10)

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. For parties in the United States and Canada, call 877-941-4776 to access the conference call. International parties can access the call at 480-629-9762.

Novatel Wireless will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Company’s website at www.novatelwireless.com. The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4329927. International parties should call 303-590-3030 and enter pass code 4329927. In addition, Novatel Wireless’ press release will be accessible from Novatel Wireless’ website before the conference call begins.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of innovative wireless broadband access solutions based on 3G and 4G wireless technologies. Novatel Wireless’ Intelligent Mobile Hotspot products, software, USB modems and embedded modules enable high-speed wireless Internet access on leading wireless data networks. The Company delivers specialized wireless solutions to carriers, distributors, OEMs and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLG)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our outlook for the third quarter of 2010 and statements regarding the future performance of our products are forward-looking. Forward-looking

Novatel Wireless Announces Second Quarter 2010 Results	Page 5 of 15

statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company’s current products and market demand for the Company’s anticipated new product offerings, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company’s plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses and charges related to M&A activities. Non-GAAP net income and diluted earnings per share also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Non-GAAP net income, diluted earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present non-GAAP net income, diluted earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these

Novatel Wireless Announces Second Quarter 2010 Results	Page 6 of 15

non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and diluted earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate-comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s review, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and diluted earnings per share also facilitates a comparison of Novatel Wireless’ underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and diluted earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and diluted earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and diluted earnings per share are:

•

Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and diluted earnings per share differently than we do, limiting their usefulness as a comparative tool.

•

The Company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and diluted earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, diluted earnings per share and gross margin. For more information, see the consolidated statements of operations and the “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income” contained in this press release.

Novatel Wireless Announces Second Quarter 2010 Results	Page 7 of 15

(C) 2010 Novatel Wireless. All rights reserved. MiFi is a registered trademark of Novatel Wireless, Inc. The Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Investor contact:

William A. Walkowiak, CFA

Novatel Wireless

(858) 431-3711

ir@nvtl.com

Media contact:

Charlotte Rubin

Novatel Wireless

(858) 812-3431

crubin@nvtl.com

Novatel Wireless Announces Second Quarter 2010 Results	Page 8 of 15

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$15,221	$100,025
Restricted cash	188,890	—
Marketable securities	—	27,664
Accounts receivable, net	45,379	36,299
Inventories	16,229	24,973
Deferred tax assets, net	236	6,465
Prepaid expenses and other	5,232	4,738

Total current assets	271,187	200,164
Property and equipment, net	14,260	14,911
Marketable securities	—	48,355
Intangible assets, net	1,250	1,513
Deferred tax assets, net	2,904	12,135
Other assets	134	316

Total assets	$289,735	$277,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Short-term bridge loan facility	$28,160	$—
Accounts payable	39,171	27,460
Accrued expenses	19,045	23,236

Total current liabilities	86,376	50,696

Capital lease obligations, long-term	111	184
Other long-term liabilities	14,868	15,359

Total liabilities	101,355	66,239

Stockholders’ equity:

Common stock	32	31
Additional paid-in capital	420,023	416,579
Accumulated other comprehensive income	—	15
Accumulated deficit	(206,675)	(180,470)

	213,380	236,155
Treasury stock at cost	(25,000)	(25,000)

Total stockholders’ equity	188,380	211,155

Total liabilities and stockholders’ equity	$289,735	$277,394

Novatel Wireless Announces Second Quarter 2010 Results	Page 9 of 15

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net revenues	$71,823	$84,100	$144,062	$154,493
Cost of revenues	58,231	65,544	112,701	119,881

Gross profit	13,592	18,556	31,361	34,612

Operating costs and expenses:
Research and development	11,152	10,709	22,494	21,712
Sales and marketing	4,351	4,850	11,095	9,355
General and administrative	6,103	4,383	10,476	8,851

Total operating costs and expenses	21,606	19,942	44,065	39,918

Operating loss	(8,014)	(1,386)	(12,704)	(5,306)

Other income (expense):
Interest income (expense), net	(604)	370	(406)	851
Other income (expense), net	1,390	81	1,251	(3)

Loss before income taxes	(7,228)	(935)	(11,859)	(4,458)

Income tax expense (benefit)	15,588	(135)	14,346	(1,195)

Net loss	$(22,816)	$(800)	$(26,205)	$(3,263)

Per share data:

Net loss per share:
Basic	$(0.73)	$(0.03)	$(0.84)	$(0.11)
Diluted	$(0.73)	$(0.03)	$(0.84)	$(0.11)

Weighted average shares used in computation of net loss per share:
Basic	31,439	30,531	31,312	30,460
Diluted	31,439	30,531	31,312	30,460

Novatel Wireless Announces Second Quarter 2010 Results	Page 10 of 15

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(26,205)	$(3,263)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accrued interest expense	147	—
Amortization of debt issuance costs	541	—
Depreciation and amortization	5,409	6,941
Impairment loss on equipment	146	—
Provision for bad debts	28	116
Inventory provision	430	877
Share-based compensation expense	3,143	3,310
Excess tax benefits from equity based compensation	(89)	(83)
Non-cash income tax expense	14,346	133
Changes in assets and liabilities:
Accounts receivable	(9,108)	(18,907)
Inventories	7,714	5,514
Prepaid expenses and other assets	483	2,049
Accounts payable	10,864	5,618
Accrued expenses, income taxes, and other	(3,888)	3,644

Net cash provided by operating activities	3,961	5,949

Cash flows from investing activities:
Purchases of property and equipment	(3,609)	(2,846)
Purchases of intangible assets	(185)	(529)
Purchases of securities	(77,367)	(39,840)
Securities maturities/sales	153,371	47,063

Net cash provided by investing activities	72,210	3,848

Cash flows from financing activities:
Proceeds from issuance of short-term debt, net of issuance costs	27,415	—
Proceeds from stock option exercises, net of taxes paid on vested restricted stock units	570	235
Excess tax benefits from equity based compensation	89	83
Deposit of restricted funds	(188,890)	—
Principal payments under capital lease obligations	(76)	(122)

Net cash provided by (used in) financing activities	(160,892)	196
Effect of exchange rates on cash and cash equivalents	(83)	(91)

Net increase (decrease) in cash and cash equivalents	(84,804)	9,902
Cash and cash equivalents, beginning of period	100,025	77,733

Cash and cash equivalents, end of period	$15,221	$87,635

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$66	$6
Income taxes	$229	$258
Supplemental disclosures of non-cash financing activities:
Accrued debt issuance costs	$325	$—

Novatel Wireless Announces Second Quarter 2010 Results	Page 11 of 15

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

Three and Six Months Ended June 30, 2010

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30, 2010			Six Months Ended June 30, 2010
		Net Loss	Earnings (Loss) Per Share, Diluted		Net Loss	Earnings (Loss) Per Share, Diluted
GAAP net loss		$(22,816)	$(0.73)		$(26,205)	$(0.84)

Adjustments:
Share-based compensation expense (a)	$1,751			$3,143
Reversal of Q1 2010 tax benefit associated with share-based compensation expense (assumed tax rate 20%)	283	2,034	0.06	—	3,143	0.10

Acquisition bid costs (b):
(1) Legal, advisory, and other professional fees	2,049			2,049
(2) Bridge loan costs - fee amortization and interest expense	687			687
(3) Foreign exchange gains on Euro denominated currency, net of hedging costs	(1,753)	983	0.03	(1,753)	983	0.03

Total bid costs

Deferred tax asset valuation allowance (c)		15,470	0.49		15,470	0.49

Non-GAAP net loss		$(4,329)	$(0.14)		$(6,609)	$(0.21)

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b)	During June 2010, the Company bid for the acquisition of Cinterion Wireless Modules.

The Company incurred the following fees and other income associated with the unsuccessful acquisition. There is no tax benefit associated with these fees due to uncertainty in realization of this benefit.

1.	Professional fees to perform due diligence procedures on Cinterion.

2.	Amortization of financing costs and interest expense related to a $30 million short-term loan facility. The Company repaid the loan in full on July 1, 2010.

3.	The Company realized a foreign exchange gain of $2.9 million upon the conversion of Euro denominated funds. The Euro denominated funds were held to fund the proposed acquisition price for the transaction. The foreign exchange gains were offset by $1.2 million in premiums paid for protective puts to hedge the Company’s Euro exposure during the bidding process.

(c)	The Company reduced the book value of its deferred tax assets by establishing a valuation allowance on all US based deferred tax assets generated prior to 2010.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless Announces Second Quarter 2010 Results	Page 12 of 15

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

Three and Six Months Ended June 30, 2010

(in thousands)

(unaudited)

	Three Months Ended June 30, 2010		Six Months Ended June 30, 2010
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP gross profit	$13,592	18.9%	$31,361	21.8%

Adjustment:
Share-based compensation expense (a)	174	0.2%	316	0.2%

Non-GAAP gross profit	$13,766	19.2%	$31,677	22.0%

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless Announces Second Quarter 2010 Results	Page 13 of 15

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses

Three Months Ended June 30, 2010

(in thousands)

(unaudited)

	GAAP	Share-based compensation expense (a)	Bid Costs (b)	Non-GAAP
Cost of revenues	$58,231	$174	$—	$58,057

Operating costs and expenses:
Research and development	11,152	646	—	10,506
Sales and marketing	4,351	331	—	4,020
General and administrative	6,103	600	2,049	3,454

Total operating costs and expenses	$21,606	1,577	2,049	$17,980

Total		$1,751	$2,049

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b)	During June 2010, the Company bid to acquire Cinterion Wireless Modules. The Company incurred professional fees to perform due diligence procedures related to the bid process.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless Announces Second Quarter 2010 Results	Page 14 of 15

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses

Six Months Ended June 30, 2010

(in thousands)

(unaudited)

	GAAP	Share-based compensation expense (a)	Bid Costs (b)	Non-GAAP
Cost of revenues	$112,701	$316	$—	$112,385

Operating costs and expenses:
Research and development	22,494	1,143	—	21,351
Sales and marketing	11,095	571	—	10,524
General and administrative	10,476	1,113	2,049	7,314

Total operating costs and expenses	$44,065	2,827	2,049	$39,189

Total		$3,143	$2,049

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718
(b)	During June 2010, the Company bid to acquire Cinterion Wireless Modules. The Company incurred professional fees to perform due diligence procedures related to the bid process.

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

Novatel Wireless Announces Second Quarter 2010 Results	Page 15 of 15

Novatel Wireless, Inc.

Reconciliation of GAAP Loss before Income Taxes to EBITDA

Three and Six Months Ended June 30, 2010

(in thousands)

(unaudited)

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Loss before income taxes	$(7,228)	$(11,859)
Depreciation and amortization charges	2,755	5,409
Impairment charges	146	146
Share-based compensation expense	1,751	3,143
Acqusition bid costs - professional fees	2,049	2,049
Other expense (income)	(786)	(845)

EBITDA	$(1,313)	$(1,957)

See “Non -GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.